EXHIBIT 10.22

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 20, 2016, between Emerald Medical Applications Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligation to pay the Subscription Amount at such Closing, and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the tenth Business Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” shall have the meaning ascribed to such term in Section 2.2(a)(x), which shares shall have an imputed per share value equal to the Exercise Price as of the Closing Date for determination and calculation of liquidated damages.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means, Law Office of Richard Rubin, 40 Wall Street, New York, New York 10005, Attn: Richard Rubin, Esq., facsimile: 212-658-9867.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(oo).

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission with respect to all of the Registrable Securities (as defined therein) without regard to any cutbacks permitted therein, or (b) (i) all of the Underlying Shares have been sold pursuant to Rule 144, or (ii) may be sold by the holders thereof pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and (c) Company counsel has delivered to the Transfer Agent and Purchasers a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to an effective Registration Statement or the exemption described in (b)(ii) above, which opinion shall be in form and substance acceptable to such Purchasers.

“Escrow Agreement” means the escrow agreement to be employed in connection with the sale of the Securities, a copy of which is annexed hereto as Exhibit C.

“Equity Line Holder Approval” means the acknowledgement from the counterparty to the Outstanding Equity Line, a form of which is annexed hereto as Exhibit J.

“Equity Line of Credit” shall have the meaning ascribed to such term in Section 4.13.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock and options to officers, directors, or employees of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth on Schedule 3.1(g) consistent with past practices pursuant to the Stock Option Plan, attached hereto as Exhibit K, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and except as described below, other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities and any term thereof have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof are set forth on Schedule 3.1(g), and described in the SEC Reports filed not later than five (5) days before the Closing Date, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall be intended to provide to the Company substantial additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) as set forth on Schedule 3.1(g), and (e) securities issued or issuable to the Purchasers and their assigns pursuant to this Agreement, the Notes or the Warrants and other Transaction Documents including without limitation, Section 4.17 and Section 4.23 herein, or upon exercise or conversion of any such securities. The outstanding Equity Line is not an Exempt Issuance.

“Exercise Price” shall have the meaning ascribed to such term in the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(nn).

“FDA Product” shall have the meaning ascribed to such term in Section 3.1(nn).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(nn).

“Form 8-K” shall have the meaning ascribed to such term in Section 4.6.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581, Fax: 212-697-3575.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(oo).

“Legal Opinion” shall have the meaning ascribed to such term in Section 2.2(a)(ii).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Default” shall have the meaning ascribed to such term in Section 4.11(c).

“Lockup Agreement” means the form of Lockup Agreement annexed hereto as Exhibit I.

“Majority in Interest” shall have the meaning ascribed to such term in Section 5.5.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“Notes” means the senior secured convertible notes issuable pursuant to this Agreement, in the form of Exhibit A hereto.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Outstanding Equity Line” means the agreement to sell Common Stock of the Company pursuant to the unamended terms of an Equity Purchase Agreement described in and included as an exhibit to the Form 8-K filed by the Company with the Commission on May 18, 2016.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.17(a).

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP; and (d) any liabilities for borrowed money that are junior to the Note pursuant to an intercreditor agreement acceptable to Purchasers and the holders of which are not granted any security interest.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, and (c) Liens in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, and Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.17(b).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Pro-Rata Portion” shall have the meaning ascribed to such term in Section 4.17(e).

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit D attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes, ignoring any conversion or exercise limits set forth therein, and assuming that any previously unconverted Notes will be held until the third anniversary of the issue date of such Notes.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, Commitment Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement to be employed in connection with the sale of the Securities, a copy of which is annexed hereto as Exhibit E.

“Short Sales” means “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis) whether such transactions are made through U.S. or non-U.S. broker dealers or foreign regulated brokers.

“Stock Option Plan” means the Company’s 2015 Employee Stock Option Plan, a copy of which is annexed hereto as Exhibit K.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes and Warrants purchased hereunder at the Closing as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.17(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.17(b).

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Security Agreement, the Notes, the Warrants, Lockup Agreements, the Escrow Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Transfer Online and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Notes and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, the Commitment Shares and any other shares of Common Stock issued or issuable to a Purchaser in connection with or pursuant to the Securities or Transaction Documents.

“Unlegended Shares” shall have the meaning ascribed to such term in Section 4.1(d).

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.13.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a Majority in Interest then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof in the forms of Exhibits B-1 and B-2 attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

PURCHASE AND SALE

Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $440,000 principal amount of Notes (inclusive of due diligence fee of $40,000 deemed paid as a Subscription Amount in the form of a Note) and Warrants as determined pursuant to Section 2.2(a) (such purchase and sale being the “Closing”). Each Purchaser shall deliver to the Escrow Agent such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective Note and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of G&M or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Closing Date shall occur on or before June 30, 2016 (the “Termination Date”). If the Closing is not held on or before the Termination Date, the Company shall cause all subscription documents and funds to be returned, without interest or deduction to each prospective Purchaser.

Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit F attached hereto;

(iii)          a Note with a principal amount equal to each Purchaser’s Subscription Amount registered in the name of such Purchaser;

(iv)          Warrants in the form of Exhibit B-1 and Exhibit B-2 hereto registered in the names of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of such Purchaser’s Subscription Amount divided by the Conversion Price in effect on the Trading Day immediately preceding the Closing Date with a per share Exercise Price equal to the greater of (A) $0.80, or (B) 105% of the closing price of the Common Stock as reported by Bloomberg LP for the Trading Day immediately preceding the Closing Date, subject to adjustment as provided therein;

(v)           the Security Agreement duly executed by the Company;

(vi)          the Registration Rights Agreement duly executed by the Company;

(vii)         the Escrow Agreement duly executed by the Company and Escrow Agent;

(viii)        the Lockup Agreement signed by each of the holders of the Company’s securities identified on Schedule 2.2(a)(viii);

(ix)          the Equity Line Holder Approval;

(x)           one hundred and twenty-five thousand (125,000) shares of Common Stock issued in the name of Alpha Capital Anstalt;

(xi)           a certificate of the Principal Executive Officer and Chief Executive Officer (each as defined in the Exchange Act) of the Company, dated as of the Closing Date, in which such officer shall certify that the conditions set forth in Section 2.3(b) have been fulfilled; and

(xii)         Secretary’s certificate containing (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby, which shall be accompanied by a certificate of the corporate secretary or assistant corporate secretary of Company dated as of the Closing Date certifying to the Purchasers that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) copies of (A) the Company’s Certificate of Incorporation and bylaws in effect on the Closing Date, and (B) the certificate evidencing the good standing of Company as of a day within five (5) Business Days prior to the Closing Date.

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

this Agreement duly executed by such Purchaser;

the Registration Rights Agreement duly executed by such Purchaser;

such Purchaser’s Subscription Amount by wire transfer or as otherwise permitted under the Escrow Agreement, to the Escrow Agent;

the Escrow Agreement duly executed by such Purchaser; and

the Security Agreement duly executed by each Purchaser and the Collateral Agent.

Closing Conditions.

(a)          The obligations of the Company hereunder to effect the Closing are subject to the following conditions being met:

the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)          The respective obligations of a Purchaser hereunder to effect the Closing, unless waived by such Purchaser, are subject to the following conditions being met:

the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

the Company shall have received executed signature pages to this Agreement with an aggregate cash Subscription Amount of not less than $440,000 prior to the Closing;

the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Company. Except as set forth in the SEC Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

Subsidiaries. All of the direct and indirect subsidiaries of the Company and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and each Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration, adjustment, exchange, reset, exercise or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, equity or other instrument (evidencing Company or Subsidiary equity, debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clause (iii), such as would not reasonably be expected to result in a Material Adverse Effect.

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings with the Commission pursuant to the Registration Rights Agreement, (ii) the filings required pursuant to Section 4.6 of this Agreement, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, and (iv) the Equity Line Holder Approval. The Company represents that neither the Company nor any Subsidiary requires or will require the approval of the Office of the Chief Scientist of the State of Israel or the General Secretarial for Research and Technology of Greece, or any similar agency or Person to enter into and fulfill the Company’s obligations pursuant to the Transaction Documents.

Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restriction on transfer arising pursuant to applicable securities laws. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as contemplated by Section 3.1(e), no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein filed not later than five (5) days prior to the date hereof, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all its reporting requirements under the Securities Act and Exchange Act.

Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to the Stock Option Plan as set forth on Schedule 3.1(i). The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

Litigation. Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Compliance. To the Company’s knowledge, neither the Company nor any Subsidiary, except as disclosed on Schedule 3.1(l): (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

Regulatory Permits. The Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Title to Assets. Except as disclosed on Schedule 3.1(n), the Company and each Subsidiary have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for Permitted Liens and (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.

Intellectual Property. All of the Company’s and Subsidiary’s material Intellectual Property Rights are disclosed as required in the SEC Reports.

The term “Intellectual Property Rights” means:

1.	the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks'');

2.	all patents and patent applications of the Company and each Subsidiary (collectively, “Patents'');

3.	all copyrights in both published works and unpublished works of the Company and each Subsidiary (collectively, “Copyrights”);

4.	all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works''); and

5.	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

Agreements. Except as set forth in the SEC Reports, there are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

Know-How Necessary for the Business. Except as set forth in the SEC Reports, the Intellectual Property Rights are all those necessary for the operation of the Company’s and Subsidiaries’ businesses as currently conducted or as represented to the Purchaser to be conducted. Each of the Company and each Subsidiary is the owner of all right, title, and interest in and to each of their respective Intellectual Property Rights, free and clear of all Liens, and adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company or any Subsidiary has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company or a Subsidiary.

Patents. Except as set forth in the SEC Reports, the Company and each Subsidiary is the owner of all right, title and interest in and to each of the Patents, free and clear of all Liens and adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. Except as set forth in the SEC Reports, to the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company or any Subsidiary infringes or is alleged to infringe any patent or other proprietary right of any other Person.

Trademarks. The Company and each Subsidiary is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company and each Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

Copyrights. The Company and each Subsidiary is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the Company’s knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company and each Subsidiary has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company and each Subsidiary) or to the detriment of the Company and each Subsidiary. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each Subsidiary are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary, and (iii) other employee benefits, including stock option agreements under the Stock Option Plan or any other plan of the Company except as disclosed on Schedule 3.1(g).

Sarbanes-Oxley; Internal Accounting Controls. The Company and each Subsidiary are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and each Subsidiary and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and each Subsidiary as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents. The Due Diligence Fee recipient identified on Schedule 3.1(s) will utilize its Note in lieu of a cash payment as such Due Diligence Fee recipient’s Subscription Amount.

Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

Registration Rights. Except in connection with the Outstanding Equity Line, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, except for the Purchasers.

Reporting Company/Shell Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 12(b) and 13 of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company has timely filed all reports and other materials required to be filed by the Company thereunder with the SEC during the twelve months preceding the date of this Agreement. The Company has no reason to believe that it will not in the year following the Closing continue to be in compliance with all listing and reporting requirements applicable to the Company as of the Closing Date and thereafter. As of a Closing Date, the Company is not a “shell company” (as defined in Rule 405) of the Securities Act, but is a “former shell company”.

Application of Takeover Protections. The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Securities to be integrated with prior offerings by the Company for purposes of: (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness except as set forth on Schedule 3.1(z)

Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

Accountants and Lawyers. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and such accountants.

Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.16 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. The Company acknowledges that anything to the contrary in the Transaction Documents notwithstanding, Purchaser may sell long any Underlying shares it anticipates receiving after conversion of any part of a Note or exercise of a Warrant.

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

Stock Option Plans. Each stock option and similar security granted by the Company was granted (i) in accordance with the terms of such any applicable stock option plans and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Indebtedness and Seniority. As of the date hereof, all Indebtedness and Liens of the Company and the principal terms thereof are set forth on Schedule 3.1(ll). Except as set forth on Schedule 3.1(ll), as of the Closing Date, no Indebtedness or other equity of the Company is or will be senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

Listing and Maintenance Requirements. The Common Stock is listed on the OTCQB maintained by the OTC Markets Group Inc. under the symbol MRLA. Except as set forth in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

FDA. The Company has no applications pending before the jurisdiction of the U.S. Food and Drug Administration (“FDA”) and none of the Company’s products are subject to nor require the approval of the FDA.  The properties, business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of the FDA, except for any such non-compliance that would not reasonably be expected to have a Material Adverse Effect.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

Health Regulatory Matters. The Company and its Subsidiaries have complied in all material respects with all statutes and regulations related to the research, manufacture and sale of its products to the extent applicable to the Company’s and its Subsidiaries’ activities. Items manufactured or under investigation by the Company and its Subsidiaries comply with all applicable manufacturing practices regulations and other requirements established by government regulators in the jurisdictions in which the Company or its Subsidiaries manufacture their products. Except as disclosed in the SEC Reports, the Company is not and its Subsidiaries are not the subject of any investigation by any competent authority with respect to the development, testing, manufacturing and distribution of their products, nor has any investigation, prosecution, or other enforcement action been threatened by any regulatory agency. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries has received from any regulatory agency any letter or other document asserting that the Company or any Subsidiary has violated any statute or regulation enforced by that agency with respect to the development, testing, manufacturing and distribution of their products. To the Company’s knowledge, research conducted by or for the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements. To the Company’s knowledge, research involving human subjects conducted by or for the Company and its Subsidiaries has been conducted in compliance in all respects with all applicable statutes and regulations governing the protection of human subjects and not involved any investigator who has been disqualified as a clinical investigator by any regulatory agency or has been found by any agency with jurisdiction to have engaged in scientific misconduct.

Other Covered Persons. Except as set forth on Schedule 3.1(s) or to attorneys for legal services, the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration in connection with the sale of any Regulation D Securities pursuant to this Agreement.

No Outstanding Variable Priced Equity Linked Instruments. As of the Closing Date and for so long as Notes or Warrants are outstanding, the Company will not have outstanding nor issuable any Variable Priced Equity Linked Instruments, nor any debt or equity with anti-dilution, ratchet or reset rights, except as set forth and described on Schedule 3.1(rr).

(ss)          Survival. The foregoing representations and warranties shall survive the Closing.

Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to any registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Such Purchaser has provided the information in the Accredited Investor Questionnaire attached hereto as Exhibit G (the “Investor Questionnaire”). The information set forth on the signature pages hereto and the Investor Questionnaire regarding such Purchaser is true and complete in all respects. Except as disclosed in the Investor Questionnaire, such Purchaser has had no position, office or other material relationship within the past three years with the Company or Persons (as defined below) known to such Purchaser to be affiliates of the Company, and is not a member of the Financial Industry Regulatory Authority or an “associated person” (as such term is defined under the FINRA Membership and Registration Rules Section 1011).

Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

Information on Company. Such Purchaser has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth (10th) business day preceding the Closing Date including the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2016 and the Company's Quarterly Report on Form 10-Q filed with the Commission on May 17, 2016 (hereinafter referred to collectively as the “SEC Reports”). Purchasers are not deemed to have any knowledge of any information not included in the SEC Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Purchaser has requested, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Purchaser deems material in deciding on the advisability of investing in the Securities.  Such Purchaser was afforded (i) the opportunity to ask such questions as such Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

Compliance with Securities Act; Reliance on Exemptions. Such Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser understands and agrees that the Securities are being offered and sold to such Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

Communication of Offer. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Offering.

No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(j)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a written term sheet from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereby and ending immediately prior to the execution hereof.

(k)          Survival. The foregoing representations and warranties shall survive the Closing.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company, at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the other Transaction Documents.

(b)          The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)          Pledge. The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledge or secure Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to a Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d)          Legend Removal. Certificates evidencing the Underlying Shares shall not contain any legend (“Unlegended Shares”) (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any Notes are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends (however, the Corporation shall use reasonable best efforts to deliver such shares within three (3) Trading Days). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(e)          Legend Removal Default. In addition to such Purchaser’s other available remedies, provided the conditions for legend removal set forth in Section 4.1(c) exist, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the higher of the actual purchase price, imputed value or VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day for each Trading Day after the Legend Removal Date (increasing to $20 per Trading Day after the fifth Trading Day) until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f)          DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(g)          Injunction. In the event a Purchaser shall request delivery of Unlegended Shares as described in this Section 4.1 and the Company is required to deliver such Unlegended Shares, the Company may not refuse to deliver Unlegended Shares based on any claim that such Purchaser or anyone associated or affiliated with such Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Purchaser in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Underlying Shares (including imputed value of the Commitment Shares) to be subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor.

(h)          Buy-In. In addition to any other rights available to Purchaser, if the Company fails to deliver to a Purchaser Unlegended Shares as required pursuant to this Agreement and after the Legend Removal Date the Purchaser, or a broker on the Purchaser’s behalf, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the shares of Common Stock which the Purchaser was entitled to receive in unlegended form from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount, if any, by which (A) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares (including imputed value of Commitment Shares) together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Shares delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Purchaser $1,000, plus interest, if any. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

(i)          Plan of Distribution. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2          Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information; Public Information.

Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to file all periodic reports with the Commission pursuant to Section 15(d) of the Exchange Act and under Section 12(b) or 12(g) of the Exchange Act, maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and file such reports even if the Company is not then subject to the reporting requirements of the Exchange Act.

At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate principal amount of Notes and accrued interest thereon, aggregate Exercise Price of Warrant Shares and imputed value of Commitment Shares held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction or to effectuate such other transaction unless shareholder approval is obtained before the earlier of the closing of such subsequent transaction or effectuation of such other transaction.

4.5          Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6          Securities Laws Disclosure; Publicity. The Company shall on or before the fourth Trading Day following the Closing Date, file a Current Report on Form 8-K including the Transaction Documents as exhibits thereto with the Commission (“Form 8-K”). A form of the Form 8-K is annexed hereto as Exhibit H. Such Exhibit H will be identical to the Form 8-K which will be filed with the Commission except for the omission of signatures thereto by the Company and auditors providing the financial statements. From and after the filing of the Form 8-K, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any Subsidiary, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Purchaser is already included in the body of the Transaction Documents, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b). The Company may file a Form 10-Q in lieu of the Form 8-K provided such filing contains the content required to be included in the Form 8-K and the Form 10-Q is filed not later than four (4) Trading Day after the Form 8-K would otherwise have been filed.

4.7          Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9          Use of Proceeds. The Company shall use the net proceeds from the sale of the Offering hereunder substantially for the purposes set forth on Schedule 4.9 hereto and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt except as disclosed on Schedule 4.9 (other than payment of trade payables in the ordinary course of the Company’s business and consistent with prior practices and repayment of certain debt as identified and in the amounts set forth on Schedule 4.9), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10        Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its material representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11          Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b)          If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

(c)          The Company shall prior to the Closing, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market until the later of (i) at least five years after the Closing Date, and (ii) for so long as the Notes or Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. In the event the aforedescribed listing is not continuously maintained for five years after the Closing Date and for so long as Notes or Warrants are outstanding (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the aggregate Subscription Amount of Notes, conversion price of Conversion Shares, imputed value of the Commitment Shares and purchase price of Warrant Shares held by such Purchaser or which may be acquired upon exercise of Warrants on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.12          Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at a Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.13          Subsequent Equity Sales. Except in connection with the Outstanding Equity Line, from the date hereof until such time as the Notes and the Warrants are no longer outstanding, the Company will not, without the consent of a Majority in Interest, enter into any Equity Line of Credit or similar agreement, issue or agree to issue floating or Variable Priced Equity Linked Instruments nor issue or agree to issue any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, a “Variable Rate Transaction”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or Common Stock Equivalents or any of the foregoing at a price that can be reduced either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, or upon the issuance of any debt, equity or Common Stock Equivalent, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).  For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual net cash amount received by the Company in consideration of the original issuance of such convertible instrument. For so long as the Notes or Warrants are outstanding, the Company will not, without the consent of a Majority in Interest, issue any Common Stock or Common Stock Equivalents to officers, directors, and employees of the Company unless such issuance is an Exempt Issuance or in the amounts and on the terms set forth on Schedule 4.13. For so long as any Notes and Warrants are outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired without the consent of a Majority in Interest, if the result of such amendment would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Warrant Exercise Price in effect at the time of such amendment. Except in connection with the Outstanding Equity Line, for so long as any Notes and Warrants are outstanding, the Company will not issue any Common Stock or Common Stock Equivalents, without the consent of a Majority in Interest, if such issuance would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Exercise Price in effect at the time of such issuance. The restrictions and limitations in this Section 4.13 are in addition to and shall apply whether or not a Purchaser exercises its rights pursuant to Section 4.17 and Section 4.23.

4.14          Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.15          Capital Changes. Until the one year anniversary of the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without ten (10) days prior written notice to the Purchasers.

4.16          Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on such Purchaser’s behalf or pursuant to any understanding with such Purchaser will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to a press release or Form 8-K as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Further, each Purchaser severally and not jointly with the other Purchasers covenants that neither it, nor any of its Affiliates will engage in any Short Sale transactions at any time while it beneficially owns any Securities. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to a press release or Form 8-K, and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the filing of the Form 8-K.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.17          Participation in Future Financing.

(a)          Until one year after the Effective Date of a Registration Statement which registers all then outstanding or issuable Underlying Shares (without giving effect to any cutback permissible pursuant to the Registration Rights Agreement) upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock (which may include extending such rights offering to holders of Notes), (ii) an Exempt Issuance, or (iii) in connection with the Outstanding Equity Line (each a “Subsequent Financing”), the Purchasers shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) pro rata to each other in proportion to their Subscription Amounts on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case the Company shall notify each Purchaser of such public offering when it is lawful for the Company to do so, but no Purchaser shall be entitled to purchase any particular amount of such public offering without the approval of the lead underwriter of such underwritten public offering.

(b)          At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)          Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the tenth (10th) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such tenth (10th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)          If by 5:30 p.m. (New York City time) on the tenth (10th ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice and the Purchasers shall simultaneously affect their portion of such Subsequent Financing as set forth in their notifications to the Company consistent with the terms set forth in the Subsequent Financing Notice.

(e)          If by 5:30 p.m. (New York City time) on the fifteenth (15th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the principal amount of Notes purchased hereunder by a Purchaser participating under this Section 4.17 and (y) the sum of the aggregate principal amounts of Notes purchased hereunder by all Purchasers participating under this Section 4.17..

(f)          The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.18, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within sixty (60) Trading Days after the date of the initial Subsequent Financing Notice.

(g)          The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h)          Notwithstanding anything to the contrary in this Section 4.17 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the seventeenth (17th) Business Day following delivery of the Subsequent Financing Notice. If by such seventeenth (17th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

4.18          Purchaser’s Exercise Limitations. The Company shall not effect exercise of the rights granted in Sections 4.17 and 4.23 of this Agreement, and a Purchaser shall not have the right to exercise any portion of such rights granted in Sections 4.17 and 4.23 only to the extent that after giving effect to such exercise, the Purchaser, would beneficially own in excess of the Beneficial Ownership Limitation (as defined in the Note), applied in the manner set forth in the Note. In such event the right by Purchaser to benefit from such rights or receive shares in excess of the Beneficial Ownership Limitation shall be held in abeyance until such times as such excess shares shall not exceed the Beneficial Ownership Limitation, provided the Purchaser complies with the Purchaser’s other obligations in connection with the exercise by Purchaser of its rights pursuant to Sections 4.17 and 4.23.

4.19          Maintenance of Property. The Company shall and cause each Subsidiary to keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted.

4.20          Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.21          DTC Program. At all times that Notes or Warrants are outstanding, the Company shall employ as the transfer agent for its Common Stock and Underlying Shares a participant in the Depository Trust Company Automated Securities Transfer Program and cause the Common Stock and Underlying Shares to be transferable pursuant to such program.

4.22          Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.23          Most Favored Nation Provision. From the date hereof and for so long as a Purchaser holds any Securities, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Purchaser then holding outstanding Securities reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Purchasers hereunder, upon notice to the Company by such Purchaser within five (5) Trading Days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions. This Section 4.23 shall not apply with respect to an Exempt Issuance. The Company shall provide each Purchaser with notice of any such issuance or sale not later than ten (10) Trading Days before such issuance or sale.

4.24          Indebtedness. For so long as a majority in original principal amount of the Notes is outstanding, the Company will not incur any Indebtedness other than Permitted Indebtedness, without the consent of the Majority in Interest.

4.25          Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein or in the SEC Reports.

4.26          Duration of Undertakings. Unless otherwise stated in this Article IV, all of the Company’s undertakings, obligations and responsibilities set forth in Article IV of this Agreement shall remain in effect for so long as any Securities remain outstanding.

MISCELLANEOUS

Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before June 30, 2016; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

Fees and Expenses. At the Closing, the Company has agreed to pay G&M for the legal fees in connection with G&M’s representation of Alpha Capital Anstalt (and no other Purchasers except pursuant to the Escrow Agreement) and the Closing in the amount of $10,000 (of which $5,000 has been paid). Except as expressly set forth in the Transaction Documents and on Schedule 3.1(s), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. All of the Purchasers are advised to seek the advice of their own attorneys.

Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Emerald Medical Applications Corp., c/o of Law Office of Richard Rubin, 40 Wall Street, New York, NY 10005, Attn:Yair Fudim . , CEO, fax: 212-658-9867, with a copy by fax only to: Law Office of Richard Rubin, 40 Wall Street, New York, NY 10005, Attn: Richard Rubin, Esq., fax: 212-658-9867, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, fax: (212) 697-3575. For so long as any notice may or be required to be given to the Company pursuant to the transaction documents, the Company will maintain an address for notice purposes in New York, New York.

Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Securities then outstanding (the “Majority in Interest”), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Whenever the term “consent of the Purchasers” or a similar term is employed herein, it shall mean the consent of a Majority in Interest. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following a Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate Exercise Price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the amount of shares of Common Stock identified in this Agreement, Conversion Price, Exercise Price, Underlying Shares and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement, Note and Warrants.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EMERALD MEDICAL APPLICATIONS CORP.	Address for Notice:

c/o Law Office of Richard Rubin
40 Wall Street - 28th Floor
New York, NY 10005
Fax: 212-658-9867
/s/ Lior Wayn
Name: Lior Wayn
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Law Office of Richard Rubin
40 Wall Street - 28th Floor
New York, NY 10005
Attn: Richard Rubin, Esq.
Fax: 212-658-9867

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO EMERALD MEDICAL APPLICATIONS CORP.

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

State of Residence of Purchaser: _________________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: US$________________

Note principal amount: ___________________

Class A Warrants: ___________________

Class B Warrants: __________________

EIN Number, if applicable, will be provided under separate cover: ________________________

Date: ___________________________

[SIGNATURE PAGES CONTINUE]

EXHIBITS AND SCHEDULES

Exhibit A	Form of Note
Exhibit B-1	Form of Class A Warrant
Exhibit B-2	Form of Class B Warrant
Exhibit C	Escrow Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Form of Security Agreement
Exhibit F	Form of Legal Opinion
Exhibit G	Form of Investor Questionnaire and
Rule 506 Bad Actor Disqualification Questionnaire
Exhibit H	Form of Form 8-K
Exhibit I	Form of Lockup Agreement
Exhibit J	Equity Line Holder Approval
Exhibit K	2015 Stock Option Plan

Schedule 2.2(a)(viii)
Schedule 3.1(a)
Schedule 3.1(g)
Schedule 3.1(i)
Schedule 3.1(l)
Schedule 3.1(n)
Schedule 3.1(s)
Schedule 3.1(z)
Schedule 3.1(cc)
Schedule 3.1(ll)
Schedule 3.1(rr)
Schedule 4.9
Schedule 4.13

EMERALD SPA SCHEDULES

Schedule 2.2(a)(viii)

Schedule 2.2(a)(viii)         Lockup Providers

Name	Title
Lior Wayn	CEO and Director
Yair Fudim	Chairman
Baruch Kfir	Director
Prof. Benad Goldwasser	Director
Dr. Estery Giloz Ran	Director
Adi Zamir	Product Manager Emerald Ltd

Schedule 3.1(a)

Schedule 3.1(a)          The sole direct and indirect subsidiary of the Company and the Company’s ownership interests therein are Emerald Medical Applications Ltd, organized under the laws of Israeli (the "Subsidiary").The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Schedule 3.1(g)

Schedule 3.1(g)          This Schedule 3.1(g) sets forth the issuance of shares of Common Stock and options to officers, directors, or employees of the Company, prior to and after the Closing Date up to the amounts and on the terms set forth on Schedule 3.1(g).

Zaxis International Inc. Cap Table - June 7, 2016			Unit Warrants Class C **
Restricted - For Internal Discussion Only	Shares outstanding*	warrants Class A	Shares	Additional Class A Warrants attached to Class C Unit Warrants	Warrants Class E ***	ESOP	Total

Total	18,966,128	4,637,219	2,536,246	2,536,246	2,700,000	937,733	32,313,571
Warrant and option Exercise Price		$0.80	$0.40	$0.80	$0.0001	Various

*	Shares outstanding include 5,474,545 shares issued to Lior Wayn

**	Class C Unit Warrants are exercisable to purchase 2,536,246 units at an exercise price of $0.40, each unit consisting of one share of Common Stock and one Class A Warrant at an exercise price of $0.80, for a period of ninety (90) days commencing ninety (90) days after the effective date by the SEC of this Registration Statement

Please note that the Class C Warrants either have expired or are about to expire. The Class C Warrant Holders have confirmed that they have no intention to exercise and Class C Warrants.

***	Class E Warrants exercisable to purchase 2,700,000 Shares, in three equal tranches of 900,000 Shares, at an exercise price of $0.0001 per Share upon achieving major commercial milestones.

The table reflects:

(i)          all issuances, consistent with past practices, including securities issuable upon the exercise or exchange of or conversion of any Securities issued hereunder (subject to adjustment for forward and reverse stock splits and the like that occur after the date hereof) and except as described below;

(ii)          other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement and that have not been amended since the date of this Agreement to increase the number of such securities or to decrease the issue price, exercise price, exchange price or conversion price of such securities and which securities and the principal terms thereof;

(iii)          all such issuances have been duly described in the SEC Reports filed not later than five (5) days before the Closing Date;

(iv)          securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company [N/A}; and

(v)          securities issued or issuable to the Purchasers and their assigns pursuant to this Agreement, the Notes or the Warrants and other Transaction Documents.

The capitalization of the Company is as set forth in Schedule 3.1(g), as follows:

Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued.	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 18,624,461 shares issued and outstanding at March 31, 2016

The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, except for the grant of warrants to Prof. Benad Goldwasser, the first tranche of 37,500 shares of which does not vest until July 1, 2016 and the subscription from Ilan Malka in the amount of $40,000 for a unit consisting of a convertible note and the Class A Common Stock Purchase Warrants, a copy of which has been delivered.

No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g) or the reports filed under the Exchange Act, there are no outstanding options, employee or incentive stock option plans, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.

Schedule 3.1(i)

Schedule 3.1(i)          Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or on Schedule 3.1(i):

(i)          there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect,

(ii)          the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, or (C) the convertible note issued to Ilan Malka referred to in Schedule 3.1(g);

(iii)         the Company has not altered its method of accounting,

(iv)         the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and

(v)          the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the Commission any request for confidential treatment of information.

Except for the issuance of the Securities contemplated by this Agreement, or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

Schedule 3.1(l)

Schedule 3.1(l)          To the Company’s knowledge, neither the Company nor the Subsidiary, except as disclosed on Schedule 3.1(l):

(i)           is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or Subsidiary under), nor has the Company or Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived),

(ii)          is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or

(iii)         is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected to result in a Material Adverse Effect.

Schedule 3.1(n)

The Company and the Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Permitted Liens and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance.

Schedule 3.1(s)

Schedule 3.1(s)          No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or the Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. As a result, the Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents. The Due Diligence Fee recipient identified on Schedule 3.1(s) will utilize its Note in lieu of a cash payment as such Due Diligence Fee recipient’s Subscription Amount.

Schedule 3.1(z)

Schedule 3.1(z)          This Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or its Subsidiary, or for which the Company or the Subsidiary has commitments:

Emerald Medical Applications Corp. June 7, 2016

GoldMed Ltd. Convertible note	$75,000	(3)
Maz Partners Convertible note	$80,000
Ilan Malca Convertible note	$40,000
Axel Springer Convertible note	$29,719	(1)
Yaad Management, Capitalink and LA Pure Capital	$34,547
Chief Scientist	$167,677	(2)
BB&Y Investments LLC	$10,000
Total	$436,943

(1) Axel Springer Convertible Debt can be converted only into shares of Emerald Ltd up to but not exceeding 4.5% of Emerald Ltd.

(2) Not convertible and only payable up to the extend of 3% of future revenues

(3) Controlled by Prof. Benad Goldwasser, director.

Neither the Company nor any Subsidiary is in default with respect to any Indebtedness except as set forth on Schedule 3.1(z)

Schedule 3.1(cc)

Schedule 3.1(cc)          The Company’s accounting firm is M&K CPAS LLC. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and such accountants.

Schedule 3.1(ll)

Schedule 3.1(ll)          As of the date hereof, all Indebtedness and Liens of the Company and the principal terms thereof are set forth in Schedule 3.1(z) and the Company's most recent Exchange Act Report.

No Indebtedness or other equity of the Company or the Subsidiary is or will be senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

Schedule 3.1(rr)

Schedule 3.1(rr)          As of the Closing Date and for so long as Notes or Warrants are outstanding, the Company will not have outstanding nor issuable any Variable Priced Equity Linked Instruments, nor any debt or equity with anti-dilution, ratchet or reset rights, except as set forth and described on Schedule 3.1(rr).

Schedule 4.9

Up to $50,000 - satisfy pre-approved debts to unsecured lenders (BB&Y Investments Ltd, LA Pure Capital Ltd, Yaad Management and consulting Ltd, CapitaLink Ltd, Eliyahu Yoresh)

$350,000 - Monthly budget

•	R&D and technical support team (2 software Engineers, one algorithm Engineer, programmer) $20,000
•	Uzbekistan Federal project implementation $5000
•	US market penetration budget $20,000$
•	Legal, Accounting (US& IL- review & Audit) including CFO, prepare, print and submit SEC Filings -$10,000
•	G&A – Including office rentals, Utilities, transportation $25,000
•	Miscellaneous $10,000

Schedule 4.13

Except in connection with the Outstanding Equity Line, from the date of the Closing until such time as the Notes and the Warrants are no longer outstanding, the Company will not, without the consent of a Majority in Interest, enter into any transaction of the types contemplated in Section 4.13.

For so long as the Notes or Warrants are outstanding, the Company will not, without the consent of a Majority in Interest:

(i)          issue any Common Stock or Common Stock Equivalents to officers, directors, and employees of the Company unless such issuance is an Exempt Issuance or in the amounts and on the terms set forth on Schedule 4.13;

(ii)           amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired without the consent of a Majority in Interest, if the result of such amendment would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Warrant Exercise Price in effect at the time of such amendment; and

(iii)          except in connection with the Outstanding Equity Line, issue any Common Stock or Common Stock Equivalents if such issuance would be at an effective price per share of Common Stock less than the higher of the Conversion Price or Exercise Price in effect at the time of such issuance.

EXHIBIT F

ACCREDITED INVESTOR QUESTIONNAIRE

IN CONNECTION WITH INVESTMENT IN SECURED CONVERTIBLE NOTE

EMERALD MEDICAL APPLICATIONS CORP.,

A DELAWARE CORPORATION

PURSUANT TO SECURITIES PURCHASE AGREEMENT DATED JUNE 20, 2016

TO :	Emerald Medical Applications Corp.

c/o Law Office of Richard Rubin

40 Wall Street - 28th Floor

New York, NY 10005

INSTRUCTIONS

PLEASE ANSWER ALL QUESTIONS. If the appropriate answer is “None” or “Not Applicable”, so state. Please print or type your answers to all questions. Attach additional sheets if necessary to complete your answers to any item.

Your answers will be kept strictly confidential at all times. However, Emerald Medical Applications Corp. (the “Company”) may present this Questionnaire to such parties as it deems appropriate in order to assure itself that the offer and sale of securities of the Company will not result in a violation of the registration provisions of the Securities Act of 1933, as amended, or a violation of the securities laws of any state.

1.         Please provide the following information:

Name:

Name of additional purchaser:

(Please complete information in Question 5)

Date of birth, or if other than an individual, year of organization or incorporation:

2.          Residence address, or if other than an individual, principal office address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

3. Business address:

Business telephone number:

4. Send mail to:	Residence _______	Business _______

5.          With respect to tenants in common, joint tenants and tenants by the entirety, complete only if information differs from that above:

Residence address:

Telephone number:

Social Security Number:

Taxpayer Identification Number:

Business address:

Business telephone number:

Send Mail to:	Residence _______	Business _______

6.          Please describe your present or most recent business or occupation and indicate such information as the nature of your employment, how long you have been employed there, the principal business of your employer, the principal activities under your management or supervision and the scope (e.g. dollar volume, industry rank, etc.) of such activities:

7.          Please state whether you (i) are associated with or affiliated with a member of the Financial Industry Regulatory Association, Inc. (“FINRA”), (ii) are an owner of stock or other securities of FINRA member (other than stock or other securities purchased on the open market), or (iii) have made a subordinated loan to any FINRA member:

_______	_______
Yes	No

If you answered yes to any of (i) – (iii) above, please indicate the applicable answer and briefly describe the facts below:

8A.         Applicable to Individuals ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response and must answer any other question fully, indicating to which individual such answer applies. If the purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

8.1          Does your net worth* (or joint net worth with your spouse) exceed $1,000,000?

_______	_______
Yes	No

8.2          Did you have an individual income** in excess of $200,000 or joint income together with your spouse in excess of $300,000 in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

_______	_______
Yes	No

8.3          Are you an executive officer of the Company?

_______	_______
Yes	No

* For purposes hereof, net worth shall be deemed to include ALL of your assets, liquid or illiquid MINUS any liabilities.

** For purposes hereof, the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

8.B          Applicable to Corporations, Partnerships, Trusts, Limited Liability Companies and other Entities ONLY:

The purchaser is an accredited investor because the purchaser falls within at least one of the following categories (Check all appropriate lines):

___	(i) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

___	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

___	(iii) an insurance company as defined in Section 2(13) of the Act;

___	(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

___	(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

___	(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

___	(vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

___	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

___	(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___	(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, as described in Rule 506(b)(2)(ii) promulgated under the Act, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

___	(xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE “EXHIBIT A” ATTACHED HERETO.

9.A          Do you have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	_______
Yes	No

ANSWER QUESTION 9B ONLY IF THE ANSWER TO QUESTION 9A WAS “NO.”

9.B          If the answer to Question 9A was “NO,” do you have a financial or investment adviser (a) that is acting in the capacity as a purchaser representative and (b) who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with investing in the Company?

_______	_______
Yes	No

If you have a financial or investment adviser(s), please identify each such person and indicate his or her business address and telephone number in the space below. (Each such person must complete, and you must review and acknowledge, a separate Purchaser Representative Questionnaire which will be supplied at your request).

10.          You have the right, will be afforded an opportunity, and are encouraged to investigate the Company and review relevant factors and documents pertaining to the officers of the Company, and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company.

Have you or has your purchaser representative, if any, conducted any such investigation, sought such documents or asked questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

_______	_______
Yes	No

If so, briefly describe:

If so, have you completed your investigation and/or received satisfactory answers to your questions?

_______	_______
Yes	No

11.          Do you understand the nature of an investment in the Company and the risks associated with such an investment?

_______	_______
Yes	No

12.          Do you understand that there is no guarantee of any financial return on this investment and that you will be exposed to the risk of losing your entire investment?

_______	_______
Yes	No

13.          Do you understand that this investment is not liquid?

_______	_______
Yes	No

14.          Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

_______	_______
Yes	No

15.          Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire the Interests?

_______	_______
Yes	No

16.          Do you have a “pre-existing relationship” with the Company or any of the officers of the Company?

_______	_______
Yes	No

(For purposes hereof, “pre-existing relationship” means any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the person with whom such relationship exists.)

If so, please name the individual or other person with whom you have a pre-existing relationship and describe the relationship:

17.          Exceptions to the representations and warranties made in Section 3.2 of the Securities Purchase Agreement (if no exceptions, write “none” – if left blank, the response will be deemed to be “none”):

Dated: __________________, 2016

If purchaser is one or more individuals (all individuals must sign):

(Type or print name of prospective purchaser)

Signature of prospective purchaser

Social Security Number

(Type or print name of additional purchaser)

Signature of spouse, joint tenant, tenant in common or other signature, if required

Social Security Number

Annex A

Definition of Accredited Investor

The securities will only be sold to investors who represent in writing in the Securities Purchase Agreement that they are accredited investors, as defined in Regulation D, Rule 501 under the Act which definition is set forth below:

1.            A natural person whose net worth, or joint net worth with spouse, at the time of purchase exceeds $1 million (excluding home); or

2.            A natural person whose individual gross income exceeded $200,000 or whose joint income with that person’s spouse exceeded $300,000 in each of the last two years, and who reasonably expects to exceed such income level in the current year; or

3.            A trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person described in Regulation D; or

4.            A director or executive officer of the Company; or

5.            The investor is an entity, all of the owners of which are accredited investors; or

6.            (a) bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance Company as defined in Section 2(13) of the Act, (d) an investment Company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) an employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, if such plan has total assets in excess of $5 million, (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Securities Act of 1974, and the employee benefit plan has assets in excess of $5 million, or the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is either a bank, savings and loan institution, insurance Company, or registered investment advisor, or, if a self-directed plan, with an investment decisions made solely by persons that are accredited investors, (h) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, or (i) an organization described in Section 501(c)(3) of the Internal Revenue code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with assets in excess of $5 million.

EXHIBIT “A” TO ACCREDITED INVESTOR QUESTIONNAIRE

ACCREDITED CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, TRUSTS OR OTHER ENTITIES INITIALING QUESTION 8B(xi) MUST PROVIDE THE FOLLOWING INFORMATION.

I hereby certify that set forth below is a complete list of all equity owners in __________________ [NAME OF ENTITY], a [TYPE OF ENTITY] formed pursuant to the laws of the State of . I also certify that EACH SUCH OWNER HAS INITIALED THE SPACE OPPOSITE HIS OR HER NAME and that each such owner understands that by initialing that space he or she is representing that he or she is an accredited individual investor satisfying the test for accredited individual investors indicated under “Type of Accredited Investor.”

signature of authorized corporate officer, general partner or trustee

Name of Equity Owner	Type of Accredited Investor[1]

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

1	Indicate which Subparagraph of 8.1 - 8.3 the equity owner satisfies.

RULE 506 BAD ACTOR DISQUALIFICATION QUESTIONNAIRE

______________ ___, 2016
Name

Emerald Medical Applications Corp. (the “Company”) is about to close a private placement of secured convertible Notes and warrants pursuant to the terms of a Securities Purchase Agreement. Under an SEC Rule effective September 23, 2013, the Company is requesting each director and executive officer to complete and execute this questionnaire. Please answer yes or no to all questions listed below.

DEFINITION OF PROMOTERS

Under the Securities Act of 1933 (the “Act”) Rule 405 defines a promoter as any person—individual or legal entity—that either alone or with others, directly or indirectly takes initiative in founding the business or enterprise of the issuer, or, in connection with such founding or organization, directly or indirectly receives 10% or more of any class of issuer securities or 10% or more of the proceeds from the sale of any class of issuer securities (other than securities received solely as underwriting commissions or solely in exchange for property).  The test considers activities “alone or together with others, directly or indirectly”; therefore, the result does not change if there are other legal entities (which may themselves be promoters) in the chain between that person and the issuer.

DEFINITION OF INVESTMENT MANAGERS AND PRINCIPALS OF POOLED INVESTMENT FUND ISSUERS

For issuers that are pooled investment funds, the rule covers investment advisers and other investment managers of the fund; the directors, general partners, managing members, executive officers and other officers participating in the offering of such investment managers; and the directors, executive officers and other officers participating in the offering of the investment managers’ general partners or managing members.

DEFINITION OF COMPENSATED SOLICITORS

Persons compensated for soliciting investors as well as their directors, general partners, managing members, executive officers and officers participating in the offering.  This category covers any persons compensated for soliciting investors but will typically involve broker-dealers and other intermediaries.

DEFINITION OF DIRECTORS, GENERAL PARTNERS AND MANAGING MEMBERS OF THE ISSUER

Members of the Board of Directors (for issuers that are corporations), general partners (for issuers that are partnerships) and managing members (for issuers that are limited liability companies).

DEFINITION OF EXECUTIVE OFFICERS AND PARTICIPATING OFFICERS OF THE ISSUER

The term “executive officer” means a company’s president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions. The term “officer” means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, as well as any person who routinely performs corresponding functions.  Participation in an offering would have to be more than transitory or incidental involvement, and could include activities such as participation or involvement in due diligence activities, involvement in the preparation of disclosure documents, and communication with the issuer, prospective investors or other offering participants.

DEFINITION OF 20% BENEFICIAL OWNERS OF THE ISSUER

Beneficial owners of 20% or more of the issuer’s outstanding equity securities, calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities.

NOTE ON REFERENCES TO THE COMPANY

All references to the Company made herein include its predecessors and affiliated issuers.

1.          Criminal Convictions: Within the past 10 years (or five years, in the of case the Company), have you or the Company been convicted of any felony or misdemeanor

(a)	In connection with the purchase or sale of a security

YES	NO

(b)	Involving the making of a false filing with the Securities and Exchange Commission (the “SEC”)

YES	NO

(c)          Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

YES	NO

2.          Court injunctions and restraining orders: Within the past five years, have you or the Company been the subject of a court injunction or restraining order

(a)	In connection with the purchase or sale of a security

YES	NO

(b)          Involving the making of a false filing with the SEC

YES	NO

(c)          Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

YES	NO

3.          Final orders of certain state and federal regulators: Have you or the Company been the subject of any final orders of state regulators of securities, insurance, banking, savings associations or credit unions; federal banking agencies; the Commodity Futures Trading Commission and the National Credit Union Administration that

(a)         Bar you or the Company from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities or

YES	NO

(b)         Are based on a violation of a law or regulation that prohibits fraudulent, manipulative, or deceptive conduct and were issued within the last 10 years

YES	NO

4.          SEC disciplinary orders: Are you or the Company currently the subject of any SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons under Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, or Section 203(e) or (f) of the Investment Advisers Act that

(a)             Suspends or revokes your or the Company’s registration as a broker, dealer, municipal securities dealer or investment adviser

YES	NO

(1)	Places limitations on your or the Company’s activities, functions or operations

YES	NO

(2)          Bars you or the Company from being associated with any entity or from participating in the offering of any penny stock

YES	NO

5.          SEC cease-and-desist orders: Within the last five years, have you or the Company been the subject of SEC orders to cease and desist from committing or causing a violation or future violations of

(a) The scienter-based anti-fraud provisions of the federal securities laws

YES	NO

(b) Section 5 of the Act

YES	NO

6.          Suspension or expulsion from membership in an SRO or from association with an SRO member: Have you or the Company been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization or “SRO” (i.e., a registered national securities exchange or national securities association, such as FINRA) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

YES	NO

7.          SEC stop orders:

(a) Within the last five years, have you, as an officer or director of an issuer, or the Company filed a registration statement or Regulation A offering statement that was the subject of a SEC refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

YES	NO

(b) Within the last five years, have you or the Company been, or been named as, an underwriter of securities under a registration statement or Regulation A offering statement that was the subject of a Commission refusal order, stop order or order suspending the Regulation A exemption, or are you now the subject of an investigation or proceeding to determine whether such an order should be issued.

YES	NO

8.          U.S. Postal Service false representation orders: Within the last five years have you or the Company been subject to a U. S Postal Service false representation order, temporary restraining order or preliminary injunction with respect to conduct alleged by the U.S. Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

YES	NO

The foregoing answers are true and correct in all respects. I understand that a “yes” answer will disqualify the issuer from relying on exemption under Rule 506 under the Securities Act of 1933.

Dated: , 201
Signature

Exhibit J to SPA

Kodiak Confirmations

Begin forwarded message:

From: Ryan Hodson <Ryan@kodiakfunds.com>

Subject: MRLA Follow-up

Date: June 7, 2016 at 3:01:26 AM EDT

To: "rrubin@parkavenuegroup.us" <rrubin@parkavenuegroup.us>

This email is to confirm there is no limitation on the use of proceeds under our EPA.  Thank you.

Ryan

Exhibit K to SPA

EMERALD MEDICAL APPLICATIONS CORP.

2015 Award Plan

This 2015 Award Plan, sometimes referred to as the 2015 Share Incentive Plan, is being adopted by Emerald Medical Applications Corp. f/k/a Zaxis International Inc., a Delaware corporation (the "Corporation"), effective this 17th day of September, 2015.

WHEREAS, the Corporation acknowledges that its wholly-owned subsidiary, Emerald Medical Applications Ltd. ("Emerald Israel"), organized under the laws of the State of Israel, adopted an award plan in 2014 (the "Emerald Israel 2014 Award Plan"); and

WHEREAS, Emerald Israel., pursuant to a Share Exchange Agreement with the Corporation, the closing of which was effective on July 14, 2015, became a wholly-owned subsidiary of the Corporation; and

WHEREAS, the Corporation, as a condition of the above-referenced Share Exchange Agreement, agreed to adopt an award plan following the closing of the Share Exchange Agreement (the "2015 Award Plan").

NOW THEREFORE, the 2015 Award Plan is hereby adopted by the Corporation, as follows:

ARTICLE I

Purpose

1.          This Emerald Medical Applications Corp. 2015 Award Plan (the "Plan") is intended to advance the interests of Emerald Medical Applications Corp., a Delaware corporation (the "Corporation") and its wholly-owned subsidiary, Emerald Medical Applications Ltd. (the "Affiliated Corporation") by providing present and future: (i) Israeli residents, employees and/or officers of the Affiliated Corporation (including directors and other office holders of the Affiliated Corporation who are also employees of the Affiliated Corporation), and consultants and service providers of the Affiliated Corporation; and (ii) employees and/or officers, directors and other office holders and consultants of the Corporation, with an incentive to enter into and continue to be employed or engaged by the Corporation or the Affiliated Corporation and to acquire a proprietary interest in the long-term success of the Affiliated Corporation by virtue of their being granted rights to acquire securities in the Corporation under the Plan. The Corporation's Board of Directors (the "Board of Directors") shall have the sole authority to determine additional persons which may be granted rights under the Plan.

2.          The word "Affiliate", when used in the Plan, shall mean any "employer company" within the meaning of Section 102(a) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the "Ordinance").

ARTICLE II

Administration

3.          The Plan and any Sub-Plan (as such term defined below) shall be administered by the Board of Directors of the Corporation. The Corporation's Board of Directors shall have the authority in its sole discretion, subject and not inconsistent with the express provisions of the Plan and any Sub-Plan, and subject to applicable laws of the United States and the State of Israel, as the case may be, to administer the Plan and any Sub-Plan and to exercise all the powers and authorities specifically granted to it under the Plan and any Sub-Plan as necessary and advisable in the administration of the Plan, including, without limitation:

a.           To determine the persons eligible to be granted Awards ("Awards", and each an "Award") and/or Options to purchase shares of the Corporation's common stock, par value $0.0001 (the "Shares") under the Plan and any Sub-Plan, as such term is defined below ("Grantees", and each a "Grantee"), provided however, that (a) employees, officers and directors (excluding Controlling Shareholders as defined in Section 32(9) of the Ordinance) ("Employees", and each an "Employee") of the Corporation or the Affiliated Corporation may only be granted Awards pursuant to Section 102 of the Ordinance and the rules and regulations promulgated thereunder, including the Israeli Income Tax Regulations (Tax Relief for Issue of Shares to Employees) of 2003, ("Section 102 Awards"); and (b) the Corporation's Controlling Shareholders, consultants, advisors, service providers, or any other person who is not an Employee of the Corporation or the Affiliated Corporation, as the case may be ("Consultants", and each a "Consultant"), may only be granted Awards pursuant to Section 3(i) of the Ordinance ("Section 3(i) Awards");

b.           To determine the type of Awards to be granted, i.e. Section 102 Awards or Section 3(i) Award (each, an "Award"), the dates on which each Award will be granted (the "Grant Date") and the vesting schedule for the respective Awards; (the "Vesting Schedule");

c.           To determine the number of Shares (as such term is defined below) to which an Award may be exercised into if necessary, the terms, conditions and restrictions of each Award, the Award Exercise Price, if any, (as defined below), the date on which each Award becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of Award issued hereunder;

d.           To determine the form or forms of the Award agreements under the Plan and/or any Sub-Plan (the "Award Agreement") (which forms shall be consistent with the terms of the Plan or Sub-Plan but need not be identical), any other instruments that constitute or contain the Corporation's obligation to grant an Award under the Plan and/or any Sub-Plan (each, a "Grant Instrument"), and ancillary documentation;

e.           To determine whether, to what extent, and under what circumstances, an Award may be settled, canceled, forfeited, exchanged or surrendered;

f.            To construe and interpret the Plan, Sub-Plan, Award Agreements, any Award, Grant Instruments and ancillary documentation and to make all other determinations deemed necessary or advisable for the administration of the Plan;

g.           To adopt Sub-Plans and to determine, if the Board of Directors sees fit to so determine, that to the extent any terms of such Sub-Plan are inconsistent with the terms of this Plan, the terms of such Sub-Plan shall prevail; and

h.           To prescribe, amend and rescind rules and regulations relating to the Plan.

4.          All decisions, determinations and interpretations of the Board of Directors shall be final and binding on all Grantees, unless otherwise determined by the Board of Directors.

5.          Insofar as the Board of Directors is entitled by law to delegate all or any of its powers and authority granted to it under this Plan or any Sub-Plan to a committee of the Board of Directors, the Board of Directors shall be entitled to delegate such powers authority to its Remuneration Committee (the "Committee"), if any. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such times and places as it shall determine. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken with the approval of a majority of its members. Any action may be taken by a written document (in lieu of meeting) signed by all the members of the Committee, and action so taken shall be as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held. The Committee may appoint a secretary who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall determine.

6.          The Committee may recommend to the Board of Directors to adopt such rules and regulations for implementing the Plan and any Sub-Plan as it may deem advisable. No member or former member of the Board of Directors or of the Committee shall be liable for any action, failure to act, or determination made in good faith with respect to the Plan, any Sub-Plan or any right granted thereunder.

7.          The Board of Directors may designate Awards granted pursuant to Section 102 as (1) "Approved 102 Awards" (i.e. Awards granted pursuant to Section 102(b) of the Ordinance and held in trust by a trustee for the benefit of the Grantee); or (2) "Unapproved 102 Awards" (i.e. Awards granted pursuant to Section 102(c) of the Ordinance and not held in trust by a trustee).

8.          The Board of Directors may elect for Approved 102 Awards to be classified as either (1) "Work Income Awards" that qualify for tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance; or (2) "Capital Gain Awards" that qualify for tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance (the "Election").

9.          Unapproved 102 Awards may be granted until the Election has been appropriately filed with the Israeli tax authorities. The Election must be made at least thirty days before the date of the first grant of an Approved 102 Award under this Plan or Sub Plan according to the instructions published by the Israeli tax authorities from time to time. The Election shall remain in effect until the end of the subsequent year following the year during which the Board of Directors first granted such Approved 102 Awards and thereafter shall continue to be in effect unless otherwise determined by the Board of Directors. During the period indicated in the sentence above, the Board of Directors may grant only the type of Approved 102 Award it has elected, which Election shall apply to all Grantees who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance, as amended. For the avoidance of doubt, such Election shall not prevent the Board of Directors from granting, at all times, Unapproved 102 Awards to Employees or Section 3(i) Awards to Consultants.

10.         "Sub-Plan" shall mean any supplements or sub-plans to the Plan adopted by the Board of Directors, applicable to Grantees employed in a certain country or region or subject to laws of a certain country or region, as deemed by the Board of Directors to be necessary or desirable to comply with the laws of such region or country, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Grantee, shall constitute an integral part of the Plan.

ARTICLE III

Exercised Shares

11.         The Shares to be issued, granted or awarded under the Plan as Awards or upon the exercise of the Awards (hereinafter, the "Options", "Awards" or the “Exercised Shares”) shall be authorized but unissued Shares, par value $0.0001. A total of up to 2,000,000 Shares are initially reserved for issuance under the Plan, except that number of Shares shall be adjusted in accordance with the provisions of Article IX (Changes in Capitalization) hereof. Notwithstanding the foregoing the Corporation may, from time to time, increase the number of Shares reserved for issuance under the Plan.

12.         The number of Shares available for grant of Awards under the Plan shall be decreased by the sum of the number of Shares with respect to which Awards have been granted and are then outstanding and the number of Exercised Shares. In the event that any outstanding Award under the Plan for any reason expires, is terminated, or is canceled, the Shares covered by the unexercised portion of such Award may again be subject to Awards under the Plan.

13.         The Corporation shall at all times during the term of the Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Awards granted according to this Plan or any Sub-Plan, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

ARTICLE IV

Exercise Price

14.         Each Award Agreement and Grant Instrument with respect to an Award, Option or otherwise shall set forth the amount which will be paid by the Grantee to the Corporation upon exercise which shall be determined by the Corporation's Board of Directors, from time to time but shall not be less that $0.0001 nor more than $0.40 (the “Award Exercise Price”). Payment shall be made in cash, or by certified check in the manner prescribed in Article VI (Exercise of Awards, Termination) hereof.

ARTICLE V

Terms of Awards

15.         When relevant, The Board of Directors shall determine the vesting dates or the restriction period on which, or circumstances in which, Awards may be exercised, in whole or in part or to determine that no restriction period shall apply to Awards ("Vesting Period" and "Vested Awards", "Restriction Period" and "Unrestricted Awards", respectively). If Awards are exercisable in installments, then the installments or portions thereof which are exercisable and not exercised shall remain exercisable until such Awards expire or terminate in accordance with the provisions herein.

16.         Notwithstanding any other provision of the Plan, no Award shall be exercisable after a date ten years from the date of grant of such Award (the "Expiration Date").

17.         Unless determined otherwise by the Board of Directors with regard to all or any of the Grantees or the Awards and subject to the provisions of this Plan, the Awards will be exercisable into Exercised Shares and become Vested Awards or Unrestricted Awards, as determined in the Award Agreement.

ARTICLE VI

Exercise of Awards, Termination

18.         Subject to Article X (Trustee) below, the Grantee may exercise any Vested or Unrestricted Award by signing and returning to the Corporation at its principal office a notice of exercise in the form prescribed from time to time by the Board of Directors (a "Notice of Exercise"), along with payment for the Exercised Shares purchased thereby. Such payment will be made in dollars or shekels in accordance with the terms of the specific Award Agreement.

19.         Subject to Article X (Trustee) below, the Corporation shall issue Exercised Shares, in the name of the respective Grantee, and deliver to such Grantee a certificate or certificates, as the case may be, representing such Exercised Shares as soon as practicable after a Notice of Exercise and payment for the Exercised Shares shall have been received by the Corporation. If Article X (Trustee) applies, then exercise of the Vested or Unrestricted Awards will be subject to the agreement with the Trustee, as such term is defined below, and in accordance with Section 102 of the Ordinance.

20.         The Corporation may, if required under any applicable law, require that a Grantee deposits with the Corporation, in cash, at the time of exercise, such amount as the Corporation deems necessary to satisfy its obligations to withhold taxes or other amounts incurred by reason of the exercise of Vested or Unrestricted Awards or the transfer of Exercised Shares thereupon.

21.         All Shares purchased upon the exercise of a Vested or Unrestricted Awards as provided herein shall be fully paid.

22.         In the event that a Vested or Unrestricted Award is exercised by any person or persons other than the Grantee, pursuant to Article VII (Non-Transferability of Award Rights), such Notice of Exercise shall be accompanied by appropriate proof of the right of such person or persons to exercise such Vested Award.

23.         If the Grantee shall cease to be employed or engaged by a Corporation, as the result of its resignation, then the Grantee shall have the right to exercise the Vested or Unrestricted Awards, but only to the extent that the Vested or Unrestricted Awards are exercisable as of the date the Grantee resigns (according to the provisions of Article V (Terms of Awards)), within thirty (30) days as of the Termination Date (as such term is defined below).

24.         If the Grantee shall cease to be employed or engaged by a Corporation, as a result of its dismissal without cause, then the Grantee shall have the right to exercise the Vested or Unrestricted Awards, but only to the extent that the Vested or Unrestricted Awards are exercisable on the date of Grantee's dismissal (according to the provisions of Article V (Terms of Awards)), within ninety (90) days after the Termination Date.

25.         If the Grantee shall cease to be employed or engaged by a Corporation as the result of its disability, then the Vested or Unrestricted Awards, to the extent that they are exercisable by the Grantee at the time it ceases to be employed or engaged by the Corporation, and only to the extent that the Vested or Unrestricted Awards are exercisable as of such time as defined in Article V (Terms of Awards), may be exercised by the Grantee within one (1) year, after the Termination Date.

26.         If the Grantee shall decease while employed or engaged by a Corporation, its estate, personal representative, or beneficiary shall have the right, subject to the provisions of Article V (Terms of Awards), to exercise the Vested or Unrestricted Awards (to the extent that the Grantee would have been entitled to do so at the time of its death) at any time within six months from the date of its death.

27.         If the Grantee shall be terminated for cause (as defined below), then, all Awards, whether exercisable or not on the date that the Corporation delivers to the Grantee a termination notice, will expire and may not be further exercised.

28.         For the purpose of this Plan, "for cause" shall exist if a Grantee (i) breaches of non-disclosure or non-competition provisions; (ii) engages in willful misconduct with respect to the Corporation or any Affiliated Corporation in connection with its employment or other agreement with Corporation or Affiliated Corporation; (iii) is convicted of a felony; or (iv) in the event that the Grantee's engagement with the Corporation or the Affiliated Corporation is terminated in circumstances under which, if the Grantee had been an employee of the Corporation or the Affiliated Corporation, as applicable, such engagement would be terminated without severance pay.

29.         All terms and conditions herein are subject to any applicable law.

30.         For purposes of this Article VI, "Termination Date" shall mean the date on which Grantee’s employment or engagement with Corporation or Affiliated Corporation is terminated.

ARTICLE VII

Non-Transferability of Award Rights

31.         Notwithstanding any other provision of the Plan, any right in connection to an Awards (other than Exercised Shares) ("Awards Rights"), that is granted hereunder, shall not be assignable or transferable other than by will or the laws of descent and distribution. To the extent provided in Article VI (Exercise of Awards, Termination), a Vested or Unrestricted Award may be exercised, during the lifetime of the Grantee, only by the Grantee. More particularly (but without limiting the generality of the foregoing), the Awards Rights may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Awards contrary to the provisions of the Award Agreement or the Plan or any Sub-Plan, and the levy of any execution, attachment, or similar process upon the Awards, shall be null and void and without effect; provided, however, that if the Grantee shall decease while in the employ of the Affiliated Corporation, its estate, personal representative, or beneficiary shall have the right to exercise the Vested or Unrestricted Award to the extent exercisable in accordance with Article VI (Exercise of Awards, Termination). For the avoidance of any doubt, and notwithstanding the foregoing, it is hereby clarified that Exercised Shares (including Unrestricted shares), may be transferred by the Grantee or its successors upon the lapse of the Trust Period, with no restrictions.

ARTICLE VIII

Adjustments

32.         In any of the following events (each a "Transaction"):

a.           a merger or consolidation of the Corporation (a "Merger") with or into any entity (the "Successor Corporation") resulting in the Successor Corporation being the surviving entity; or

b.           an acquisition of all or substantially all of the shares, assets or business of the Corporation in one or more related transactions by another party ("Share Sale") (in each case such acquirer of shares, business or assets is referred to herein as the "Acquiring Corporation");

c.           a change of control on the company i.e. any transfers of shares by a controlling shareholder which constitute a transfer of control in the company whether by an existing shareholder or a new shareholder of the company.

Awards which are not Vested or Restricted Awards remain outstanding under the Plan shall be treated by the Successor Corporation or the Acquiring Corporation, as the case may be, in a fair and reasonable manner so that the each of the Grantees under this Plan will not be economically harmed as a result of such a Transaction. The Successor Corporation or the Acquiring Corporation shall have the right, among other alternatives, to substitute the Awards (whether Vested (but not yet exercised) or Awards that are Restricted Awards or not Vested Awards) for its own securities (the "Substitute Awards"), to retain this Plan with no change or to adopt a new plan under. In the event the Successor Corporation or the Acquiring Corporation chooses to substitute the Awards for Substitute Awards, appropriate equitable adjustments shall be made in the purchase price per share of the Substitute Awards, and all other terms and conditions of the Award Agreements, such as the Vesting Period, shall remain in force.

Subject to any provision in the Certificate of Incorporation of the Corporation, as amended from time to time (the “Articles”), in the event of a Share Sale or a Merger, each Grantee shall participate in the Share Sale or the Merger and sell or exchange, as the case may be, all of his or her Exercised Shares in the Corporation, provided, however, that each such Exercised Shares shall be sold or exchanged at a price or ratio (as the case may be) equal to that of any other share of the same class sold or exchanged under the Share Sale or the Merger in accordance with the provisions of the Corporation's Certificate of Incorporation.

With respect to Exercised Shares held in trust the following procedure will be applied: the Trustee (as defined below) will transfer the Exercised Shares held in trust and sign any document in order to effectuate the transfer of Exercised Shares, including share transfer deeds, provided, however, that the Trustee receives a notice from the Board, specifying that: (i) all or substantially all of the issued outstanding share capital of the Corporation is to be sold or exchanged, and therefore the Trustee is obligated to transfer the Exercised Shares held in trust; (ii) the Corporation is obligated to withhold at the source all taxes required to be paid upon release of the Exercised Shares from the trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; (iii) the Corporation is obligated to transfer the consideration for the Exercised Shares directly to the Grantees.

Unrestricted Awards and Exercised Shares during and after the lapse of the Trust Period shall not be economically harmed in any case as a result of a Transaction; such Awards shall be subject to the provisions of the Articles.

It is hereby clarified that no adjustments (including adjustments to Exercise Price and to number of Awards or of the Shares underlying the Awards) shall be made pursuant to any distribution of dividend by means of cash.

33.         The Board of Directors shall have full authority to determine any provisions regarding the acceleration of the Vesting or Restriction Period of any Award or the cancellation of all or any portion of any outstanding restrictions with respect to any Award or Share upon certain events or occurrences, and to include such provisions in the Award Agreement on such terms and conditions as the Board of Directors shall deem appropriate. Without derogating from the generality of the foregoing, upon the Occurrence of a Transaction, and unless decided otherwise in the Award Agreement, all of the remaining Restricted or Unvested Awards held by a Grantee shall become immediately vested and exercisable.

34.         Subject to applicable law, the Board of Directors shall have full authority, at any time and from time to time, without the approval of the shareholders of the Corporation, to (i) grant in its discretion to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having an exercise price lower than provided in the Award (and related Award Agreement) so surrendered and canceled and containing such other terms and conditions as the Board of Directors may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Award Exercise Price of outstanding Awards. At the full discretion of the Board of Directors such actions may be brought before the shareholders of the Corporation for their approval.

ARTICLE IX

Changes in Capitalization

35.         The number of Shares to which each outstanding Award is exercisable, together with those Shares otherwise reserved for the purposes of the Plan for Awards not yet exercised as provided hereunder, shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from a share split, reverse share split, combination or reclassification of the Shares, as well as for any distribution of bonus shares. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

ARTICLE X

Trustee

36.         Approved 102 Awards granted under the Plan or any Sub-Plan and any Exercised Shares allocated or issued upon exercise of such Approved 102 Awards, including all rights attached to such Exercised Shares, and other securities of the Corporation received subsequently following any realization of rights (including bonus shares), will be allocated or issued to a trustee nominated by the Board of Directors (the "Trustee") and approved in accordance with the provisions of Section 102 of the Ordinance, and will be held by the Trustee for the benefit of the Grantees.

37.         Approved 102 Awards and any Exercised Shares received following exercise of Approved 102 Awards, including all rights attached to such Exercised Shares, and other securities received subsequently following any realization of rights (including bonus shares) ("Awards, Shares and Related Rights" or "OSRR"), will be held by the Trustee for a period of (i) with respect to Capital Gain Awards, at least twenty four (24) months from the Grant Date or (ii) with respect to Work Income Awards, at least twelve (12) months from the Grant Date , or such other periods as shall be determined in the Ordinance from time to time or regulations promulgated thereunder (the “Trust Period”). The Trustee shall continue to hold, and not transfer to any Grantee, any OSRR, during the Trust Period. Upon the end of the Trust Period; the Grantee shall be entitled to receive the OSRR, subjected to the payment of any tax liability of the Grantee. If the requirements for Approved 102 Awards are not met, then the Approved 102 Awards will be regarded as Unapproved 102 Awards. Subject to foregoing, in the event of sale of all the Corporation's share capital, Exercised Shares received upon the exercise of Awards may be sold or transferred, and the Trustee may release such Exercised Shares (or Approved 102 Awards) from trust, prior to the lapse of the Trust Period, provided, however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance, Section 7 of the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 and any other applicable laws, or that the Israeli tax Authority has issued a tax ruling allowing the trustee to transfer the OSRR to the Grantee. However, the Board of Directors may, in its sole discretion, require a Grantee not to sell the Exercised Shares or transfer the Awards in the Grantee’s name prior to the lapse of the Trust Period.

38.         All rights attached to any Exercised Shares received following exercise of Approved 102 Awards, and other securities received subsequently following any realization of rights (including bonus shares), will be subject to the same taxation treatment applicable to such received securities.

39.         Section 3(i) Awards granted under the Plan or any Sub-Plan and any Exercised Shares allocated or issued upon exercise of such Section 3(i) Awards and other securities received following any realization of rights, in the Board of Director’s discretion, be allocated or issued to a Trustee and will be held by such Trustee until all of the terms required for release thereof, as set forth herein and in the applicable Award agreement with the Grantee, are fulfilled, including payment of all required taxes.

40.         Without derogating from the foregoing, the Trustee shall not transfer to the Grantee any Exercised Shares allocated or issued upon exercise of Awards prior to the lapse of the Trust Period and to the full payment of the Grantee’s tax liabilities arising from or relating to the Awards which were granted to such Grantee or any Exercised Shares allocated or issued upon exercise of such Awards.

41.         Upon receipt of an Award, the Grantee shall sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with Plan or any Sub-Plan or any Award or Exercised Share granted to the Grantee thereunder.

ARTICLE XI

No Obligation to Exercise Award

42.         Granting of an Award shall impose no obligation on the Grantee to exercise such Award.

ARTICLE XII

Use of Proceeds

43.         The proceeds received from the issuance of Exercised Shares upon exercise of Awards pursuant to the Plan shall be used for general corporate purposes, as determined by the Board of Directors.

ARTICLE XIII

Rights of a Shareholder; Voting Rights

44.         The Grantee shall have no rights of a shareholder with respect to Exercised Shares to be acquired by the exercise of an Award until such Exercised Shares are issued to the Grantee, according to this Plan or any other Sub-Plan, following exercise of those Awards which are fully vested and exercisable. Upon issuance of such Exercised Shares, the Grantee shall have the rights of a shareholder attached to Shares subject to the Voting Proxy defined below.

45.         In the Award Agreement, the Grantee will grant the Chairman of the Board of Directors, or any other person designated by the Board of Directors, an irrevocable proxy (a "Voting Proxy") to represent the Grantee at, and to receive invitation for, all meetings of the shareholders of the Corporation, and to vote or abstain from voting the Grantee's Exercised Shares at such meetings. Upon the consummation of an IPO of Corporation shares, the Voting Proxy will be deemed cancelled and of no further effect. The Voting Proxy shall be used in order to vote the Exercised Shares in the same manner that the majority of the shares represented in such meeting (or written consent thereof) are voted by the other shareholders of the Corporation.

ARTICLE XIV

Employment/Engagement Rights

46.         Nothing in the Plan, in any Sub-Plan or in any Award granted hereunder shall confer on any Grantee who is an employee or service provider any right to continue in the employ or engagement of or with the Corporation or a Corporation, as the case may be, or to interfere in any way with the right of the Corporation or a Corporation to terminate the Grantee’s employment or engagement at any time.

ARTICLE XV

Compliance with the Law

47.         The Corporation is relieved from any liability for the non-issuance or non-transfer or any delay in issuance or transfer of any Exercised Shares subject to Awards under the Plan which results from the inability of the Corporation to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer the Exercised Shares upon exercise of the Awards under the Plan, if counsel for the Corporation deems such authority necessary for lawful issuance or transfer of any such Exercised Shares. Appropriate legends may be placed on the share certificates evidencing Exercised Shares issued upon exercise of Awards to reflect such transfer restrictions.

ARTICLE XVI

Transfer of Exercised Shares

48.         Any Transfer of Exercised Shares shall be subject to the provisions of the Articles, the Securities Law, and any other applicable law.

ARTICLE XVII

Investment Representation

49.         Each Grantee exercising any Award under the Plan acknowledges, by virtue of such exercise, that the Corporation has not, as of the date of the approval of this Plan by the Board of Directors, registered the Exercised Shares covered thereby under any applicable securities laws. The Grantee shall sign and deliver to the Corporation, if requested, a separate investment representation, certificate or such other document as may be required by the Corporation’s counsel, to such effect; provided, however, that such Award, representation, certificate or other document may provide that the said investment restriction shall not be operative as to such Exercised Shares as may in the future be registered with the relevant securities authority pursuant to applicable laws. Furthermore, the Corporation may place a legend on any share certificate delivered to the Grantee to the effect that such Exercised Shares were acquired pursuant to an investment representation and without registration of the Exercised Shares.

ARTICLE XVIII

Effectiveness and Term of Plan

50.         This Plan was adopted by the Board of Directors on September 1, 2015. It shall expire on the earlier of (a) ten (10) years from the date of its adoption by the Board of Directors (namely, on August 31, 2025), except as to Awards outstanding on that date, or (b) the consummation of an IPO of Corporation shares. No Award shall be granted pursuant to the Plan after its expiration. All Shares reserved for issuance under the Plan, in respect of which the right of a Grantee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Awards under the Plan.

51.         The Board of Directors may, without the consent of the shareholders of the Corporation or the Grantees under the Plan or any Sub-Plan, at any time terminate the Plan or any Sub-Plan, entirely and at any time, from time to time, amend or modify the Plan or Sub-Plan, provided that no such action shall adversely affect Awards granted hereunder without the Grantee’s consent, and provided further that no such action by the Board of Directors, without the approval of the shareholders, may increase the total number of Shares which may be purchased pursuant to Awards granted under the Plan or the Sub-Plan.

52.         The exercise of an Award that is granted hereunder shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Exercised Shares otherwise deliverable upon such exercise upon any securities exchange or under any national, state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of Exercised Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. Any tax obligations arising from the grant or exercise of an Award, from the payment for the Exercised Shares covered thereby or from any other event or act (of the Corporation, the Affiliated Corporation, or the Grantee) hereunder, shall be borne solely by the Grantee, other than tax which applies to the Corporation due to its receipt of the Award Exercise Price, if any, which shall be borne by the Corporation. Furthermore, the Grantee hereby agrees and undertakes to indemnify the Corporation and the Affiliated Corporation, their directors and officers and any Trustee that holds the Awards, and hold them harmless against and from any and all liability for any such tax or interest thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

53.         The Plan, the Grant Instrument and all other documents or instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel. Any dispute arising out of, or in connection with, this Plan shall be submitted to competent courts in Tel-Aviv, Israel, which shall have sole and exclusive jurisdiction over such dispute.

54.         Each notice relating to the Plan shall be in writing and delivered in person or by first class mail; postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Corporation shall be addressed to it at its principal offices. Each notice to the Grantee or other person or persons then entitled to exercise an Award shall be addressed to the Awardee or such other person or persons at the Grantee's last known address.

ARTICLE XXIII

Interpretation

55.         The interpretation and construction of any terms or conditions of the Plan, of any Sub-Plan, or of this Agreement or other matters related to the Plan by the Board of Directors shall be final, binding and conclusive.

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